UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

CARDIFF LEXINGTON CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-49709	84-1044583
(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd., Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (844) 628-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On December 7th, 2021, CDIX executed a Buyback Agreement finalizing the sale of JM Enterprises1, Inc. (dba – Key Tax) acquired by Cardiff, May 8th, 2019. The buyers are Kelly Gibson and Ron Clere (herein after “Management”). The signing took place upon confirmation of assets. At the time of closing, each Preferred “G” Share, had a par value $0.001 per share and a Stated Value was $4.00 per share, valued at $2,601,952. This was a Tax-Free Share Exchange (the "Exchange") for the return of all issued and outstanding Preferred “G” shares, effective upon receipt of stock certificates. “Exchange Shares” in order to consummate the Exchange pursuant to Section 368(a)(1)B of the United States Internal Revenue Code of 1986.

The foregoing provides only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of Purchase Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

2.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF LEXINGTON CORP.

Date: January 5, 2022	By:	/s/ Alex Cunningham
Alex Cunningham
Chief Executive Officer